UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report
(Date of earliest event reported):  June 26, 2020

AEGION CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-35328	45-3117900
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17988 Edison Avenue, Chesterfield, Missouri	63005
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (636) 530-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Shares, $0.01 par value	AEGN	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

                                                                                                                                                                Emerging growth company        ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.               ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 26, 2020, Aegion Corporation (the “Company”) announced that, as a precautionary measure to provide flexibility in light of the current uncertainty in the global markets resulting from the COVID-19 pandemic and any potential impact on the business of the Company, the Board of Directors of the Company (the “Board”) had approved, effective April 1, 2020, the Company’s named executive officers forgoing cash compensation of between 50% and 100% of their respective base salaries.  Then, on May 5, 2020, the Company announced a 50% reduction in the percentage of salary being forgone by certain of the Company’s named executive officers.

In light of improved clarity of the impact of the COVID-19 pandemic on the Company’s liquidity position and business, on June 26, 2020, management recommended, and the Board approved, the full reversal of the previously-announced reductions in the base salary cash compensation for each of the Company’s named executive officers, effective July 1, 2020.  As a result, each named executive officer’s base salary compensation is now equal to the level applicable to such named executive officer before the reductions announced on March 26, 2020.

Further, as previously announced, the Board has awarded to each of the Company’s named executive officers restricted stock units under the Company’s 2016 Employee Equity Incentive Plan, as amended, equal to the amount of base salary cash compensation forgone.  The number of restricted stock units awarded is equal to the base salary cash compensation forgone divided by the closing price of the Company’s common stock on June 30, 2020.  The restricted stock units will cliff vest on November 15, 2020, and will be expensed by the Company from the date of grant through the date of vesting, in accordance with generally accepted accounting principles.

The foregoing description of the restricted stock unit awards to each of the Company’s named executive officers is qualified in its entirety by reference to the agreement governing such awards, a copy of which is attached hereto as Exhibit 10.1 to this Current Report on Form 8-K.

The Company’s previously disclosed suspension of employer contributions to its 401(k) plans, including with respect to the named executive officers, remains in effect.

Item 7.01	Regulation FD Disclosure.

On July 2, 2020, the Company issued a press release providing an update on the Company's balance sheet and liquidity position exiting the second quarter 2020.  A copy of such press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference in its entirety.

The information in this Item 7.01 and Exhibit 99.1 attached hereto is furnished solely pursuant to Item 7.01 of this Current Report on Form 8-K.  Consequently, it is not deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, (the "Exchange Act") or otherwise subject to the liabilities of that section.  It may only be incorporated by reference in another filing under the Exchange Act or Securities Act of 1933, as amended, if such subsequent filing specifically references this Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.	The following exhibits are furnished herewith:

Exhibit Number	Description

10.1	Form of Restricted Stock Unit Agreement for Grants in Lieu of Forgone Salary, dated June 30, 2020, between Aegion Corporation and certain executive officers of Aegion Corporation.

99.1	Press Release of Aegion Corporation, dated July 2, 2020.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AEGION CORPORATION

By:	/s/ Mark A. Menghini
Senior Vice President, General Counsel and Secretary

Date: July 2, 2020